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                                                                       Exhibit 1


                              AGERE SYSTEMS INC.

           $       % Convertible Subordinated Notes due 2009

                                   Form of
                            Underwriting Agreement

                                                      New York, New York
                                                        - , 2002

J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
As Representatives of the several Underwriters, c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017 and
Salmon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

            Agere Systems Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as
representatives, an aggregate of $       % Convertible Subordinated Notes
due 2009 (the "Underwritten Notes"). In addition, the Company proposes to grant to the Underwriters an option (the "Option") to purchase up to an additional
$    in aggregate principal amount of    % Convertible Subordinated Notes
due 2009 to cover over-allotments, if any (the "Optional Notes" and, together with the Underwritten Notes, the "Notes").

            The Notes are to be issued under an indenture (the "Indenture") to be dated as of the Closing Date (as defined in Section 2) between the Company and The Bank of New York ("BONY"), as trustee (the "Trustee"). The Notes will be convertible into fully paid, nonassessable shares of Class A common stock of the Company (the "Common Stock"), on the terms and subject to the conditions set forth for each tranche in the Indenture. As used herein, "Conversion Shares" means the shares of Common Stock into which the Notes are initially convertible.

            In connection with the foregoing, the Company has filed with the Commission a Registration Statement, including a related Prospectus with respect to the Notes, which Registration Statement is referred to in Section 1(a) of this Agreement. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be


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deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Notwithstanding the foregoing, the Company and the Underwriters hereby acknowledge that any statement contained in a document incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement, any Preliminary Prospectus or the Prospectus to the extent that a statement contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or in any subsequently filed document or report that also is deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus modifies or supercedes such statement.

            The Company hereby confirms that at its request Credit Suisse First Boston Corporation has without compensation acted as "qualified independent underwriter" (in such capacity, the "Independent Underwriter") within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offering of the Notes.

            To the extent there are no additional Underwriters listed on
Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used, and not otherwise defined, herein are defined in Section 17 hereof.

            1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

            (a) The Company has prepared and filed with the Commission a registration statement (File No. 333-81632) on Form S-3, including a related preliminary prospectus, for the registration under the Act of the Notes and the Conversion Shares. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, final prospectuses in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus with respect to the Notes and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information with respect to the Notes and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional


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information and other changes (beyond that contained in the latest Preliminary
Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

            (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplements thereto) will comply in all material respects with the applicable requirements of the Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

            (c) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, at the time they were or hereafter are filed or last amended, as the case may be, with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations"), and at the time of filing or as of the time of any subsequent amendment, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading; and any additional documents deemed to be incorporated by reference in the Registration Statement or the Prospectus will, if and when such documents are filed with the Commission, or when amended, as appropriate, comply in all material respects to the requirements of the Exchange Act and the Exchange Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

             (d) No stop order suspending the effectiveness of the Registration Statement or the 462(b) Registration Statement, if any, is in effect, no order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and no proceedings for any such purpose are pending before or threatened by the Commission.

            (e) The Notes and the Indenture have both been duly and validly authorized by the Company. At the Closing Date, the Notes and the Indenture will have been duly executed by the Company. When authenticated, the Notes will have been issued and delivered in the manner provided for in the Indenture. The Notes and the Indenture each will be the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance,


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insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and the Notes will be in the form contemplated by, and entitled to the benefits of, the Indenture.

            (f) Except as set forth in the Prospectus and except for stock-based awards granted under Company benefit plans (and Lucent stock-based awards that were converted into Company stock-based awards in connection with Lucent's spin-off of the Company), no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of the Company are outstanding.

            (g) The Company has an authorized capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company conform to the description thereof contained in (a) in the case of the Common Stock, the Registration Statement on Form 8-A filed on March 16, 2001 in connection with the Company's initial public offering of common stock and incorporated by reference into the Registration Statement and the Prospectus and (b) in the case of the Class B common stock of the Company, the Registration Statement on Form 8-A filed on May 2, 2002; the Conversion Shares which are authorized on the date hereof have been duly and validly authorized and reserved for issuance upon conversion of the Notes; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Notes or Conversion Shares.

            (h) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries listed in Schedule II hereto (the "Significant Subsidiaries") and any person granting such person the right to require the Company or any of its Significant Subsidiaries to: (1) file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or (2) include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement or (3) include any securities of the Company owned or to be owned by such person in any securities being registered pursuant to any other registration statement filed by the Company or any of its Significant Subsidiaries under the Act.

            (i) The Notes, Indenture and Common Stock will conform in all material respects to the respective statements relating thereto contained in the Prospectus and the Registration Statement.

            (j) The Company is not, and after giving effect to the offering and sale of the Notes will not be, an "investment company" as defined in the Investment Company Act.

            (k) Neither the Company nor any of its Significant Subsidiaries has taken and none of such entities will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.


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            (l) Each of the Company and its Significant Subsidiaries has been duly incorporated or organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction in which it is chartered with full corporate power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Prospectus (as then amended or supplemented), and is duly registered and qualified to conduct its business as a foreign corporation, limited liability company or limited partnership and is in good standing under the laws in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), business, earnings, properties or results of operations of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect").

            (m) Neither the execution and delivery of the Indenture or this Agreement nor the issuance and sale of the Notes nor the issuance of the Conversion Shares nor the consummation of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with or result in a breach or violation of any of the terms or provisions of, or (with the giving of notice or the lapse of time or both) constitute a default under, (i) any indenture, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except where such breach, violation or default would not have a Material Adverse Effect, (ii) the provisions of the Organizational Documents of the Company or any of its Significant Subsidiaries or (iii) any statute, law, rule, regulation, or to the Company's knowledge, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties or assets.

            (n) No consent, approval, authorization, filing, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or Conversion Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes in the manner contemplated herein and in the Prospectus.

            (o) Neither the Company nor any of its Significant Subsidiaries is in violation or default of (i) its Organizational Documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) any statute, law, ordinance, rule, regulation, or to the Company's knowledge, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties, as applicable, except with respect to clauses
(ii) and (iii) where a violation or default would not have a Material Adverse Effect.


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            (p) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

            (q) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and by general equitable principles.

            (r) The consolidated historical financial statements and schedules of the Company included as part of the Registration Statement or included in the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied throughout such periods. The selected financial data set forth under the caption "Selected Financial Information" in the Prospectus and the Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

            (s) The Company and its Significant Subsidiaries own, hold under license or are otherwise authorized to use, on reasonable terms, all patents, patent applications, trade and service marks, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how (including unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the business of the Company and its Significant Subsidiaries as now conducted and as proposed in the Prospectus to be conducted, except where such a failure to own, hold or use would not have a Material Adverse Effect. Except as disclosed in the Registration Statement, neither the Company nor any of its Significant Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property used by the Company or any of its Significant Subsidiaries invalid or inadequate to protect the interest of the Company or any of its Significant Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding), invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (t) The Company and each of its Significant Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to its assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


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            (u) At the date hereof, no subsidiary of the Company other than those listed in Schedule II hereto would constitute a significant subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) so as to require separate financial disclosure pursuant to the requirements of Form 10-K.

            2.    Purchase and Sale.

            (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the aggregate principal amount of the Underwritten Notes set forth on Schedule I opposite the name of such Underwriter (or such number increased as set forth in Section 9 hereof), at a purchase price equal to
   % of the principal amount of the Notes.

            (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants the Option to the Underwriters to purchase, severally and not jointly, the Optional Notes at the same price as the Underwriters shall pay for the Underwritten Notes and the principal amount of the Optional Notes to be sold to each Underwriter shall be that principal amount which bears the same ratio to the aggregate principal amount of Optional Notes being purchased as the principal amount of Underwritten Notes set forth on Schedule I opposite the name of such Underwriter (or such number increased as set forth in Section 9 hereof) bears to the aggregate principal amount of Underwritten Notes. The Option may be exercised only to cover over-allotments in the sale of Underwritten Notes by the Underwriters. The Option may be exercised once in whole or in part at any time not more than 30 days subsequent to the date of this Agreement upon notice in writing or by facsimile by the Representatives to the Company setting forth the amount (which shall be a whole multiple of $1,000) of Optional Notes as to which the Underwriters are exercising the Option.

            3.    Delivery and Payment.

            (a) Delivery of and payment for the certificates for the
Underwritten Notes shall be made at 10:00 A.M., New York City time, on    ,
2002, or at such time on such later date not later than five Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (the date and time of delivery and payment of the Underwritten Securities being herein called the "Closing Date"). Delivery of the Underwritten Notes shall be made to the Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in immediately available same-day funds to an account specified by the Company in writing at least two Business Days in advance of the Closing Date. Delivery of the Underwritten Notes shall be made through the facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct.

            The date for the delivery of and payment for the Optional Notes shall be determined by the Underwriters but shall not be later than five full Business Days after written notice of election to purchase Optional Notes is given (the "Option Delivery Date"). Delivery of


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the Optional Notes shall be made to the Underwriters against payment by the
Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in immediately available same-day funds to an account specified by the Company in writing at least two Business Days in advance of the Option Delivery Date. Delivery of the Optional Notes shall be made through the facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct.

            The Company agrees to have the Underwritten Notes available for inspection and checking by the Underwriters in New York, New York, not later than 1:00 P.M. on the Business Day prior to the Closing Date.

             4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus. The Representatives will notify the Company in writing of the completion of the offering of the Notes no later than 3 days after such completion.

            5. Agreements of the Company. The Company agrees with the several Underwriters that:

            (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective promptly thereafter. Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission,
      (3) when, prior to termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective,
      (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.


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            (b) If, at any time when a prospectus is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will
      (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this
      Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

            (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

            (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, a reasonable number of signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto). The Company will furnish to the Underwriters not later than (A) 6:00 P.M., New York City time, on the date of determination of the public offering price of the Notes, if such determination occurred at or prior to 12:00 noon, New York City time, on such date or (B) 6:00 P.M., New York City time, on the Business Day following the date on which the public offering price of the Notes was determined, if such determination occurred after 12:00 noon, New York City time, on such date, as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Representatives may reasonably request. So long as delivery of a prospectus by any underwriter or any dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

            (e) The Company will arrange, if necessary, for the qualification of the Notes and Conversion Shares for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications of the Notes in effect so long as required for the distribution of the Notes and will pay any fee of the NASD in connection with its review, if any, of the Registration Statement and the offering of the Notes; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, in each case, other than those arising out of the offering and sale of the Notes in any jurisdiction where it is not now so subject.

            (f) The Company will not, without the prior written consent of J.P. Morgan and Salomon Smith Barney as Representatives of the Underwriters, during the period of 90 days following the Execution Time, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of any shares of any class of common stock of the Company or any securities convertible into, or exercisable or exchangeable for shares of any class of common stock of the Company (whether such shares or any such securities are now owned or hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of any class of the common stock of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of any class of common stock of the Company or such other securities, in cash or otherwise; provided, however, that the Company may issue, sell, contract to sell or otherwise dispose of or grant options for, shares of any class of common stock of the Company or securities convertible into, or exchangeable for, shares of any class of common stock of the Company: (1) pursuant to any benefit plan of the Company in effect at the Execution Time; and (2) pursuant to any warrants, stock options or other convertible securities outstanding at the Execution Time.

            6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, (ii) the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, (iii) the performance by the Company of its obligations hereunder and (iv) the additional conditions in paragraphs (a) through (j) of this Section 6.

             (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, such Registration Statement will become effective not later than (i) 6:00 P.M. New York City time on the date of determination of the public offering price of the Notes, if such determination occurred at or prior to 3:00 P.M. New York City time on such date or (ii) 9:30 A.M. New York City time on the Business Day following the day on which the public offering price of the Notes was determined, if such determination occurred after 3:00 P.M. New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), such Prospectus, and any such supplement, will be filed in the manner and within the time period required by such Rule; any Rule 462(b) Registration Statement shall have been filed with the Commission; and no stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement, if any, shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

             (b) The Company shall instruct Cravath, Swaine & Moore, counsel for the Company, to furnish, and such counsel shall have furnished, an opinion to the Representatives dated the Closing Date and addressed to the Representatives, to the effect that:

                  (i) the execution and delivery of the Indenture have been duly authorized by all necessary corporate action of the Company and the Indenture has been duly executed and delivered by the Company and qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and is a valid, binding and enforceable agreement of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceedings in equity or at law);

                   (ii) the execution and delivery of the Notes have been duly authorized by all necessary corporate action of the Company, and the Notes have been duly executed and delivered by the Company and when authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to the terms hereof, will be the valid, binding and enforceable obligations of the Company, entitled to the benefit of the Indenture;

                  (iii) the Conversion Shares that are authorized as of the date hereof have been duly authorized and validly reserved for issuance upon conversion of the Notes and the Conversion Shares, when so issued and delivered upon such conversion in accordance with the terms of the Indenture, will be validly authorized and issued, fully paid and nonassessable;

                  (iv) the execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company;

                  (v) the Company is a corporation validly existing and in good standing under the laws of the State of Delaware (which opinion may be based solely on a certificate of the Secretary of State of such state), and has full corporate power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Prospectus. The Company is duly registered and qualified to conduct its business and is in good standing in each United States jurisdiction or place where, based on a certificate of an officer of the Company, the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing would not have a Material Adverse Effect;

                  (vi) the Notes and Common Stock conform to the respective
            descriptions thereof contained in the Prospectus; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Notes or Common Stock;

                  (vii) the Registration Statement and the Rule 462(b)
            Registration Statement, if any, were declared effective under the Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein within the period required by such Rule and no stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                  (viii) the Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder;

                  (ix) the statements contained (i) in the Prospectus under the captions "Description of Notes," "Description of Common Stock" and "Material Federal Income Tax Consequences" and (ii) in the Registration Statement in Items 13 and 14, in each case insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information purported to be described therein;

                  (x) none of the issuance, offer or sale of the Notes, issuance of the Conversion Shares or the execution, delivery or performance by the Company of this Agreement or the Indenture or compliance with the provisions hereof or thereof (i) will conflict with, result in a breach of, or constitute a default under, the Organizational Documents of the Company, (ii) will conflict with, result in a breach of, or constitute a default under the terms of any indenture, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument included as an exhibit to the Registration Statement or (iii) will contravene any law, rule or regulation of the United States or the State of New York or the General Corporation Law of the State of Delaware or, to such counsel's knowledge, any order or decree of any court or government agency or instrumentality or will result in the creation or imposition of any lien upon any property or assets of the Company pursuant to the terms of any such agreement or instrument;

                  (xi) the Company is not, and after giving effect to the
            offering and sale of the Notes will not be, an "investment company" within the meaning of the Investment Company Act;

                  (xii) to the knowledge of such counsel, there is no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

                  (xiii) to the knowledge of such counsel, except as described in the Prospectus, there are no contracts, agreements or understandings between the Company or any of its Significant Subsidiaries and any person granting such person the right to require the Company or any of its Significant Subsidiaries to (1) file a registration statement under the Act with respect to any securities of the

            Company owned or to be owned by such person or (2) include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement or (3) include any securities of the Company owned or to be owned by such person in any securities being registered pursuant to any other registration statement filed by the Company or any of its Significant Subsidiaries under the Act.

      In addition, such counsel shall also state that such counsel has participated in conferences with officers of the Company and with the independent public accountants for the Company, concerning the preparation of the Registration Statement and the Prospectus, and, although such counsel has made certain inquiries and investigations in connection with the preparation of the Registration Statement and the Prospectus, it is not passing upon and does not assume any responsibility for the accuracy or completeness of the statements contained in the Registration Statement and the Prospectus, and has not made any independent check or verification thereof, except insofar as such statements relate to such counsel and to clause (ix) above, and on the basis of the foregoing such counsel's work in connection with this matter did not disclose any information that gave such counsel reason to believe that on the Effective Date or at the Execution Time the Registration Statement contains or contained any untrue statement of a material fact or omitted or omits to state any material fact or necessary to make the statements therein not misleading or that the Prospectus, as of its date and on the Closing Date includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and other financial data included therein).

      The opinion of such counsel may be limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

      The opinion with respect to clause (v) and subclause (iii) of clause (x) may be furnished by Jean F. Rankin, Senior Vice President and General Counsel for the Company, in lieu of Cravath, Swaine & Moore.

            (c) The Representatives shall have received from Simpson Thacher & Bartlett, counsel for the Underwriters, such opinion or opinions and such negative assurance letter, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Notes, the Conversion Shares, the Registration Statement, the Prospectus (together with any supplement thereto), the Indenture and other related matters as the Representatives may reasonably require; and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

             (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President or an Executive Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Company in this
            Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) no stop order suspending the effectiveness of the
            Registration Statement or the Rule 462(b) Registration Statement, if any, or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                  (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

            (e) At the Execution Time and at the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                  (i) in their opinion the audited financial statements and
            financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations adopted by the Commission;

                  (ii) on the basis of a reading of the latest unaudited
            financial data made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to September 30, 2001, nothing came to their attention which caused them to believe that:

                        (A) (1) any unaudited condensed, consolidated and
            combined financial statements included in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-3; and such unaudited condensed, consolidated and combined financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

                        (2) (i) at May 31, 2002, there was any changes in the
                  capital stock of the Company, any increase in long-term debt of the Company and its subsidiaries, or any decreases in total current assets or total stockholders' equity as compared with the amounts shown on the unaudited March 31, 2002, condensed consolidated balance sheet included in the Registration Statement and the Prospectus, or (ii) for the period from April 1, 2002 to May 31, 2002 there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenues or increases, as compared with the corresponding period in the preceding year, in the loss before provision for taxes, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                        (3) based on a reading of the minutes of the meetings of
                  the stockholders, directors and committees of the Company and its subsidiaries and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to September 30, 2001, (i) at a specified date not more than five business days prior to the date of the letter, there was any changes in the capital stock of the Company, any increase in long-term debt of the Company and its subsidiaries, or any decreases in total current assets or total stockholders' equity as compared with the amounts shown on the unaudited March 31, 2002, condensed, consolidated balance sheet included in the Registration Statement and the Prospectus, or (ii) for the period from April 1, 2002 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenues or increases, as compared with the corresponding period in the preceding year, in the loss before provision for taxes, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                        (B) the unaudited condensed consolidated and combined
                  financial statements included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission; and

                  (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Summary," "Risk Factors," "Capitalization," "Selected Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Arrangements Between Lucent and Our Company" and "Certain Indebtedness" in the Prospectus and the information set forth under the caption "Executive Compensation" in the Annual Report on Form 10-K for the year ended September 30, 2001 (which incorporates by reference information contained in the Proxy Report for the Company's 2002 annual meeting) incorporated by reference into the Registration Statement, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

      References to the Prospectus in this paragraph (h) include any supplement thereto to the date of the letter.

            (f) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

             (g) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer of the Company addressed to the Representatives relating to sales and certain other dispositions of shares of common stock of the Company or certain other securities, and such letter agreements shall be in full force and effect on the Closing Date.

            (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (E) of this Section 6 other than those decreases of which the Representatives are aware of as of the Execution Time or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, properties or results of operations of the Company and its Significant Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause
      (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes or in the judgment of the Company, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Registration Statement (in either case, exclusive of any amendment thereof) and the Prospectus (in either case, exclusive of any supplement thereto).

            (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

            (j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

            If any of the conditions specified in paragraphs (a) through (j) in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of cancellation shall be given to all parties to this Agreement in writing or by telephone or facsimile confirmed in writing.

            The documents required to be delivered by this Section 6 shall be delivered at the office of Simpson Thacher & Bartlett, counsel for the Underwriters, at 425 Lexington Avenue, New York, New York 10017, on the Closing Date.

            7.    Expenses.

            (a) The Company will pay all expenses incident to the performance by it of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the qualification of the Notes under state securities laws in accordance with the provisions of Section 5(e) hereof, including filing fees and the reasonable fees and disbursements of counsel, not to exceed $5,000, for the Underwriters in connection therewith and in connection with the preparation of any related blue sky survey and any supplement thereto,
(v) the printing and delivery to the Representatives of copies of each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses of any transfer agent or registrar for the Notes and the Shares, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel, not to exceed $10,000, to the Underwriters in connection with, securing any required review by the NASD of the Registration Statement and the offering of the Notes in accordance with the provisions of
Section 5(e) hereof and (viii) all out-of-pocket expenses of the Independent Underwriter, including the reasonable fees and disbursements of counsel for the Independent Underwriter.

            (b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in
Section 6 hereof is not satisfied, because of any termination pursuant to
Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Company will reimburse the Underwriters through J.P. Morgan Securities Inc. upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Notes.

            8.    Indemnification and Contribution.

            (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (collectively, "Losses"), insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto (each such document, a "Registration Document"), or arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the (i) Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion therein and (ii) with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall be determined by a court of competent jurisdiction by final and non-appealable judgment that (w) the Company had previously furnished copies of the Prospectus relating to the Notes to the Representatives (x) delivery of the Prospectus relating to the Notes was required by the Act to be made to such person, (y) the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus relating to the Notes and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus relating to the Notes. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            In addition to the foregoing indemnification of all of the Underwriters, including the Independent Underwriter, the Company agrees to indemnify and hold harmless the Independent Underwriter and each person who controls the Independent Underwriter within the meaning of the Act or the Exchange Act, from and against any losses, claims, damages, liabilities, joint or several, or expenses to which the Independent Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the Independent Underwriter's acting (or alleged failing to act) as such "qualified independent underwriter" and agrees to reimburse the Independent Underwriter for any legal or other expenses reasonably incurred by the Independent Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

       (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnities. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Representatives confirm and the Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Notes and, under the heading "Underwriting," (i) the list of Underwriters and their respective participation in the sale of the Notes, (ii) the sentences in the third paragraph related to concessions and reallowances and
(iii) the seventh paragraph related to stabilization, syndicate covering transactions and penalty bids, in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

            In addition, each Underwriter agrees to indemnify and hold harmless the Independent Underwriter to the same extent as the indemnity from the Underwriters to the Company as is set forth in the preceding subsection.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent, which consent shall not be unreasonably withheld, by the indemnifying party or parties to such settlement.

            (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters from the offering of the Notes on the other hand; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Notes) be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such Underwriter hereunder; provided, further, that in no case shall the Independent Underwriter, in its capacity as "qualified independent underwriter," be responsible for any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Benefits received by the Independent Underwriter in its capacity as "qualified independent underwriter" shall be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

            9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Notes set forth opposite their names in Schedule I hereto bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Notes set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement or the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

            10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives by notice given to the Company prior to delivery of and payment for the Notes if at any time prior to such time
(i) trading in any securities issued or guaranteed by the Company shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market System shall have been suspended or limited or minimum prices shall have been established on such Exchange or National Market, (ii) a banking moratorium shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on financial markets of the United States is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Prospectus (exclusive of any supplement thereto).

            11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, or their respective officers, if applicable, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7, 8 and 13 hereof shall survive the termination or cancellation of this Agreement.

            12. Notices. All communications hereunder will be in writing and effective only on receipt, and, (a) if sent to J.P. Morgan Securities Inc., will be mailed, delivered or telefaxed to the Syndicate Desk (fax no.: (212) 622-6038), care of J.P. Morgan Securities Inc., at 277 Park Avenue, 9th floor, New York, NY 10172; (b) if sent to Salomon Smith Barney, will be mailed, delivered or telefaxed to the Salomon Smith Barney General Counsel (fax no.:
(212) 816-8571) and the General Counsel, care of Salomon Smith Barney, at 388 Greenwich Street, New York, New York 10013, attention: General Counsel; and (c) if sent to the Company, will be mailed, delivered or telefaxed to Jean F. Rankin, Senior Vice President and General Counsel (fax no.: (610) 712-4030), Agere Systems Inc., 555 Union Boulevard, Allentown, Pennsylvania 18109, with a copy to William J. Whelan, III (fax no.: (212) 474-3700), Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019. Notwithstanding the foregoing, notices to a party shall be directed to such other address for such party as shall be specified by such party in a like notice given pursuant to this Section 12.

            13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and (to the extent expressly provided in Section 8) the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

            14. Applicable Law. This agreement will be governed by, and construed in accordance with, the laws of the State of New York.

            15. Counterparts. This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

            16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

            17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

            "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

            "Commission" shall mean the Securities and Exchange Commission.

            "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

             "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

            "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "J.P. Morgan" shall mean J.P. Morgan Securities Inc.

            "Organizational Documents" shall mean, in respect of any company, corporation, trust, partnership, limited liability company, governmental agency or other enterprise, as applicable, its founding act, charter, articles of incorporation and by-laws, deed of trust, memorandum and articles of association, statute, certificate of partnership, partnership agreement, limited liability company agreement, or similar instrument.

            "Preliminary Prospectus" shall mean any preliminary prospectus referred to in Section 1(a) and any preliminary prospectus included in the Registration Statement at the Company Effective Date that omits Rule 430A Information.

            "Prospectus" shall mean the prospectus relating to the Notes and that is first filed pursuant to Rule 424(b) after the Execution Time, or if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Notes that is used in connection with such offering and sale and that is included in the Registration Statement at the Effective Date.

            "Registration Statement" shall mean the registration statement referred to in Section 1(a) above including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

             "Rule 424," "Rule 430A," "Rule 462(b)," "Regulation S-K" and "Regulation S-X" refer to such rules and regulations under the Act.

            "Rule 430A Information" shall mean information with respect to the Notes and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

            "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement referred to in Section 1(a) above.

             "Salomon Smith Barney" shall mean Salomon Smith Barney Inc.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                          Very truly yours,


                                          AGERE SYSTEMS INC.


                                          By:____________________________
                                             Name:
                                             Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

J.P. Morgan Securities Inc.


By: __________________________________
   Name:
   Title:


Salomon Smith Barney Inc.


By: __________________________________
   Name:
   Title:


For themselves and the other several
Underwriters, if any, named in
Schedule I to the foregoing
Agreement

                                   SCHEDULE I


                                                   PRINCIPAL AMOUNT OF
                                                         NOTES
                  UNDERWRITERS                       TO BE PURCHASED
                  ------------                       ---------------
J.P. Morgan Securities Inc. ..............               $
Salomon Smith Barney Inc. ................               $





                                                        ----------
      Total.............................                $

                                   SCHEDULE II


                     Agere Systems Deutschland GMBH & Co.KG
                        Agere Systems Singapore Pte. Ltd.

                                                                       Exhibit A


                           [FORM OF LOCK-UP AGREEMENT]

                               Agere Systems Inc.



                                                                          , 2002

J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
As Representatives of the several Underwriters, c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017 and
Salmon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

            This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), among Agere Systems Inc. (the "Company") and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of
$    aggregate principal amount of    % Convertible Subordinated Notes due
2009.

            In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives on behalf of the Underwriters for a period of 60 days after the date of execution of the Underwriting Agreement: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of any shares of any class of common stock of the Company or any securities convertible into or exercisable or exchangeable for shares of any class of common stock of the Company (whether such shares or any such securities are now owned or hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of any class of the common stock of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of any class of common stock of the Company or such other securities, in cash or otherwise.

            The above provisions shall be subject to the Underwriting Agreement
being entered into on or before    , 2002. If for any reason the Underwriting
Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

            Notwithstanding the foregoing, the undersigned may transfer common stock of the Company (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein and the disposition is approved by the Representatives on behalf of the Underwriters, which approval is not to be unreasonably withheld (ii) in connection with the settlement of any restricted stock or restricted stock unit awards, pursuant to which the Company may withhold shares to pay applicable withholding taxes, or
(iii) with the prior written consent of the Representatives on behalf of the Underwriters.

                                         Yours very truly,



                                         [SIGNATURE OF EXECUTIVE OFFICER]



                                         [Name and address of executive
                                         officer]



                                      A-2